J.B. POINDEXTER & CO., INC.
1100 Louisiana Street
Suite 5400
Houston, Texas 77002

As of August 14 , 2001

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

          Re: Consent to Intercompany Loan to KWS and Brixius

Ladies and Gentlemen:

      Congress Financial Corporation ("Lender"), J.B. Poindexter & Co., Inc. ("Borrower"), EFP Corporation ("EFP"), Lowy Group, Inc. ("Lowy"), Magnetic Instruments Corp. ("MIC"), Morgan Trailer Mfg. Co. ("Morgan"), Truck Accessories Group, Inc. ("TAG"), Raider Industries Inc. ("Raider"), KWS Manufacturing Company, Inc. ("KWS"), Universal Brixius, Inc. ("Brixius"), Morgan Trailer Financial Corporation ("MTFC") and Morgan Trailer Financial Management, L. P. ("MTF Management", and together with EFP, Lowy, MIC, Morgan, TAG, Raider, KWS, Brixius and MTFC, each individually sometimes referred to herein as a "Guarantor" and, collectively, "Guarantors") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of June 28, 1996, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 13, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 1998, Amendment No. 3 to Loan and Security Agreement, dated as of June 24, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of February 25, 2000, Amendment No. 5 to Loan and Security Agreement, dated as of March 8, 2000, Amendment No. 6 to Loan and Security Agreement, dated as of March 17, 2000, Amendment No. 7 to Loan and Security Agreement, dated as of September 29, 2000, Amendment No. 8 to Loan and Security Agreement, dated as of October 31, 2000, Amendment No. 9 to Loan and Security Agreement, dated as of March 27, 2001, and Amendment No. 10 to Loan and Security Agreement, dated as of June 29, 2001 (and as heretofore amended or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). Unless otherwise defined herein, all capitalized terms used herein, shall have the respective meanings ascribed to them in the Loan Agreement.

     Borrower, Guarantors and Lender agree as follows:

     1. On or about the date hereof, Morgan is making a partial repayment of an intercompany loan to Borrower pursuant to the Intercompany Loan Documents between them in the amount of $200,000. After giving effect to such intercompany loan repayment, Morgan hereby acknowledges that it is Solvent. For purposes hereof, the term “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person (and with respect to Morgan, such Indebtedness shall be to the extent of the direct Indebtedness owing by Morgan to Congress pursuant to the Financing Agreements), and including subordinated and contingent liabilities computed at the amount which, to the best of such Person’s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     2. On or about the date hereof, MIC is making a partial repayment of an intercompany loan to Borrower pursuant to the Intercompany Loan Documents between them in the amount of $500,000. After giving effect to such intercompany loan repayment, MIC hereby acknowledges that it is Solvent. For purposes hereof, the term “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person (and with respect to MIC, such Indebtedness shall be to the extent of the direct Indebtedness owing by MIC to Congress pursuant to the Financing Agreements), and including subordinated and contingent liabilities computed at the amount which, to the best of such Person’s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     3. Notwithstanding anything to the contrary contained in Section 9.10(m)(ii) of the Loan Agreement, as a one-time accommodation, subject to the terms and conditions contained herein, Lender hereby consents to an intercompany loan (as contemplated by Section 9.10(m)) to be made on the date hereof by Borrower to KWS, pursuant to the Intercompany Loan Documents between them and with the proceeds of the intercompany loan repayment made by Morgan and MIC to Borrower described above, in the amount of $550,000, notwithstanding that after giving effect to such loan, the Indebtedness of KWS arising from all such intercompany loans by Borrower to KWS outstanding at such time shall exceed the amount of the Guarantor Availability of KWS; provided, that, each of the following conditions have been satisfied: (a) $350,000 of the amount of such loan is used to prepay the principal with respect to the Term Promissory Note, dated March 8, 2000, in the original principal amount of $2,140,000 made by KWS in favor of Lender and the remaining amount of such loan is used to repay the Obligations in such order and manner as Lender may determine, (b) after giving effect to such loan, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default (after giving effect to the consent contained herein) and (c) the receipt by Lender of an original of this consent, duly authorized, executed and delivered by Borrower and Guarantors.

     4. Notwithstanding anything to the contrary contained in Section 9.10(m)(ii) of the Loan Agreement, as a one-time accommodation, subject to the terms and conditions contained herein, Lender hereby consents to an intercompany loan (as contemplated by Section 9.10(m)) to be made on the date hereof by Borrower to Brixius, pursuant to the Intercompany Loan Documents between them and with the proceeds of the intercompany loan repayment made by Morgan and MIC to Borrower described above, in the amount of $150,000, notwithstanding that after giving effect to such loan, the Indebtedness of Brixius arising from all such intercompany loans by Borrower to Brixius outstanding at such time shall exceed the amount of the Guarantor Availability of Brixius; provided, that, each of the following conditions have been satisfied: (a) the amount of such loan is used to prepay the principal with respect to the Term Promissory Note, dated March 17, 2000, in the original principal amount of $3,200,000 made by Brixius in favor of Lender, (b) after giving effect to such loan, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default (after giving effect to the consent contained herein) and (c) the receipt by Lender of an original of this consent, duly authorized, executed and delivered by Borrower and Guarantors.

     5. Except for the specific consent expressly set forth herein, no other consent and no waiver, changes or modifications to the Financing Agreements or any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

     6. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

      7. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     8. This letter agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this letter agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this letter agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     Please sign in the space provided below and return a counterpart of this letter agreement, whereupon this letter agreement, as so agreed to and accepted by Lender, shall become a binding agreement among Borrower, Guarantors and Lender.

    Very truly yours,

                           J.B. POINDEXTER & CO., INC.

                          By:________________________

                          Title:_____________________

AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION

By:_________________________________

Title:______________________________

ACKNOWLEDGED AND CONSENTED TO:

EFP CORPORATION

By:_____________________________

Title:__________________________

LOWY GROUP, INC.

By:_____________________________

Title:__________________________

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MAGNETIC INSTRUMENTS CORP.

By:_____________________________

Title:___________________________

MORGAN TRAILER MFG. CO.

By:_______________________________

Title:____________________________

TRUCK ACCESSORIES GROUP, INC.

By:_______________________________

Title:____________________________

RAIDER INDUSTRIES INC.

By:_______________________________

Title:____________________________

KWS MANUFACTURING COMPANY, INC.

By:______________________________

Title:___________________________

UNIVERSAL BRIXIUS, INC.

By:______________________________

Title:___________________________

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

MORGAN TRAILER FINANCIAL CORPORATION

By:_______________________________

Title:____________________________

MORGAN TRAILER FINANCIAL MANAGEMENT, L.P.

By: MORGAN TRAILER MFG. CO., as General Partner

By:__________________________________

Title:_________________________________